                                                                 EXHIBIT (d)(ii)


                             OPENWAVE SYSTEMS, INC.

                          2001 STOCK COMPENSATION PLAN

                                  NONSTATUTORY
                             STOCK OPTION AGREEMENT


     1.   Grant of Option. Openwave Systems Inc., a Delaware corporation (the
          ---------------
"Company"), hereby grants to Optionee ("Optionee") named in the Notice of Stock
 -------                                --------
Option Grant (the "Notice"), an option (the "Option") to purchase a total number
                   ------                    ------
of shares of Common Stock (the "Shares") set forth in the Notice, at the
                                ------
exercise price per share (the "Exercise Price") set forth in the Notice, subject
                               --------------
to the terms, definitions and provisions of the Openwave Systems Inc. 2001 Stock Compensation Plan (the "Plan"), which is incorporated herein by reference, and
                        ----
the terms of this Stock Option Agreement (the "Agreement"). Unless otherwise
                                               ---------
defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. This option is a Nonstatutory Stock Option.

     2.   Exercise of Option. This Option shall be exercisable during its term
          ------------------
in accordance with the Vesting Schedule set out in the Notice so long as Optionee is an Employee, Director or Consultant, as the case may be, and with the provisions of Section 8 and 9 of the Plan as set forth below. A change in status of Optionee from his or her status at the time of grant (i.e., (i) Optionee is a Consultant or non-Employee Director at the time of grant and subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and subsequently becomes a Consultant or non-Employee Director) shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, unless otherwise provided by the Administrator in its sole discretion, vesting of the Shares shall immediately cease in full.

          (a)  Right to Exercise.
               -----------------

               (i)   This Option may not be exercised for a fraction of a Share.

               (ii) In the event of Optionee's death, disability or other termination of employment or service with the Company, the exercisability of the Option is governed by Sections 5, 6, and 7 below, subject to the limitation contained in subsection 2(a)(i).

               (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice.

          (b)  Method of Exercise.

               (i) This Option shall be exercisable by (i) delivery of a written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other
                                ----------------
representations and agreements as may be required by the Company pursuant to the provisions of the Plan or (ii) by executing a "cashless exercise" through the Company's designated broker. The written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Stock Option Administrator of the Company and shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by such aggregate Exercise Price or by Optionee's execution of a "cashless" exercise with the Company's designated broker.

               (ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

               (iii) No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment. Payment of the Exercise Price shall be by any of
          -----------------
the following, or a combination thereof, at the election of Optionee:

               (i)    cash;

               (ii)   check;

               (iii) surrender of other Shares which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate Exercise Price.

     4.   Restrictions on Exercise. This Option may not be exercised if the
          ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws.

     5.   Termination of Relationship. In the event of termination of Optionee's
          ---------------------------
employment or service with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate. A change in status of Optionee from his or her status at the time of grant (i.e., (i) Optionee is a Consultant or non-Employee Director at the time of grant and subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and subsequently becomes a Consultant or non-Employee Director) shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, unless otherwise provided by the Administrator in its sole discretion, the provisions of this Section 5 shall apply.

     6.   Disability of Optionee. Notwithstanding the provisions of Section 5
          ----------------------
above, in the event of termination of Optionee's employment or service with the Company as a result of Optionee's Disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in Section 9 below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     7.   Death of Optionee. In the event of the death of Optionee, the Option
          -----------------
may be exercised at any time within twelve (12) months following the date of Optionee's death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the laws of descent and distribution or by a beneficiary designated to exercise the Option upon the Optionee's death pursuant to Section 8, but only to the extent Optionee could exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee's estate, the person who acquired the right to exercise the Option by bequest or inheritance or by the laws of descent and distribution or the beneficiary designated to exercise the Option upon the Optionee's death pursuant to Section 8 does not exercise this Option within the time specified herein, the Option shall terminate.

     8.   Non-Transferability of Option. This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a beneficiary who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     9.   Term of Option. This Option may be exercised only within the term set
          --------------
out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     10.  Tax Consequences. Set forth below is a brief summary as of the date of
          ----------------
this Option of certain United States federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the date of grant. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO OPTIONEE. OPTIONEE IS RESPONSIBLE FOR CONSULTING A TAX ADVISER AS TO THE APPLICABLE TAX LAWS OF THE JURISDICTION(S) IN WHICH OPTIONEE RESIDES OR MAY BE SUBJECT TO TAX BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

               (i)  Exercise of Nonstatutory Stock Option. There may be a
                    -------------------------------------
regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or former employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (ii) Disposition of Shares. In the case of a Nonstatutory Stock
                    ---------------------
Option, if Shares are held for more than one year after the date of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     11.  Governing Law. This Agreement shall be governed by and construed
          -------------
according to the laws of the State of California without regard to its principles of conflict of laws.

     12.  Whole Agreement. The Plan and Notice are hereby incorporated by
          ---------------
reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan and the Notice.

     13.  Amendments. This Agreement may be amended or modified at any time only
          ----------
by an instrument in writing signed by each of the parties hereto.

     14.  Rights as a Stockholder. Neither Optionee nor any of Optionee's
          -----------------------
successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate for such Shares or the date the Shares are electronically delivered to Optionee's brokerage account.

                                   EXHIBIT A
                     OPENWAVE SYSTEMS INC. EXERCISE NOTICE

Optionee Name:                          Social Security #:
               ------------------------                    ---------------------
Home Address:                           Daytime Phone Number:
              -------------------------                       ------------------

              -------------------------

=======================================================================================================
Option(s) Exercised:
-------------------------------------------------------------------------------------------------------
                                                       (1) x             (2) =                (3)
         Grant                                      Grant Price     Number of Shares     Total Exercise
Plan     Number     Grant Date     NQ** or ISO?      Per Share      To be exercised       Option Price
-------------------------------------------------------------------------------------------------------
                                                    $                                    $
-------------------------------------------------------------------------------------------------------
                                                    $                                    $
-------------------------------------------------------------------------------------------------------
                                                    $                                    $
-------------------------------------------------------------------------------------------------------
                                                    $                                    $
-------------------------------------------------------------------------------------------------------
                                                                            Subtotal     $
                                                                                         --------------
                                                              **Total NQ Taxes Dues:
                                                                    -----------------------------------
                                                         Totals                          $
=======================================================================================================

================================================================================
Payment and Issuance Instructions:
Attached is my check #____ in the amount of $______ to pay for the exercise of my stock option as listed above. Issue the shares as designated below:

[ ] My broker as designated below:                      OR         [ ] Mail a certificate to the address listed below:

Broker Name:
             ----------------------------------------
Company Name:
              ---------------------------------------              -------------------------------------------------------------
Address:                                                                                    Street Address
         --------------------------------------------

-----------------------------------------------------
DTC#:
      -----------------------------------------------              -------------------------------------------------------------
Account #:                                                         City                        State                    Zip Code
           ------------------------------------------
Phone Number:
              ---------------------------------------
Fax Number:
            -----------------------------------------

================================================================================

Representations:
           I do NOT have access to, nor am I aware of, any inside information
--------   regarding Openwave Systems, Inc. which could or has influenced my
Initial    decision to purchase and/or sell this stock.
           I hereby agree to notify Openwave Systems, Inc. upon the
--------   transfer/sale of my shares acquired under any ISO exercise and agree
Initial to hold harmless Openwave Systems Inc. regarding the reporting of income subject to the transfer/sale of these shares. I am not relying on Openwave Systems Inc. or E*TRADE Business Solutions Group for any tax advice.

OFFICERS AND DIRECTORS ONLY
I AM an officer and/or director of Openwave Systems Inc. and I (initial for each response):
           have reviewed my transactions relative to Section 16.
   -------
           have held this option 6 months from date of grant.
   -------
           wish/wish no to file an 83(b) Election.
   -------
           am required to sell pursuant to Rule 144 & have filed the necessary ------- documentation.
           understand a Form 4 will be required because of this transaction.
   -------
================================================================================
The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.
INSTRUCTIONS:  Mail this completed exercise form and check, made payable to:
 Openwave Systems Inc., at 595 Penobscot Drive, Redwood City, CA 94063, Attn:
                             Stock Administration


-------------------------------         ---------------------------------
Optionee Signature                      Date
================================================================================